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                                                                    Exhibit 99.1

Press Release                                 Source: RITA Medical Systems, Inc.

RITA Medical Systems Sets July 29 Date for Annual Meeting of Stockholders and Merger Vote

Merger With Horizon Medical Products Expected to Close Same Day Pending Stockholder Approval Vote MOUNTAIN VIEW, Calif., June 28 /PRNewswire-FirstCall/ -- RITA Medical Systems, Inc. (Nasdaq: RITA - News) today announced that its Annual Meeting of Stockholders will be held at 10:00 a.m. Pacific Time on Thursday, July 29, 2004. The meeting will be held at Heller Ehrman White &
McAuliffe LLP, located at 2775 Sand Hill Road, Menlo Park, CA 94025, and all stockholders are invited to attend.

Stockholders will vote at the meeting on the issuance of shares of RITA common stock pursuant to the merger agreement with Horizon Medical Products, Inc. (Amex: HMP - News). The merger of the Company with Horizon is expected to close the day of the meeting, pending approval by the Company's stockholders to issue shares of RITA common stock pursuant to the merger agreement, approval of the merger agreement by Horizon's shareholders and satisfaction of other conditions to the closing of the merger. Stockholders will also vote at the meeting on an amendment to the Company's certificate of incorporation to increase the number of authorized shares of common stock, the election of two Class I directors to serve until the Company's 2007 Annual Meeting and the re-appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. Only holders of common stock at the close of business on the record date, June 22, 2004, are entitled to vote at the Annual Meeting.

Additional Information About the Merger and Where to Find It

In connection with RITA Medical Systems, Inc.'s proposed merger with Horizon Medical Products, Inc., RITA has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS OF RITA MEDICAL SYSTEMS AND HORIZON MEDICAL PRODUCTS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT RITA MEDICAL SYSTEMS, HORIZON MEDICAL PRODUCTS AND THE MERGER.

The joint proxy statement/prospectus and other relevant materials and any other documents filed by RITA or Horizon with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investor and security holders may obtain free copies of the documents filed with the SEC by RITA Medical Systems by directing a request to: RITA Medical Systems, Inc., 967 North Shoreline Blvd., Mountain View, California, 94043, Attn: Don Stewart. Investors may obtain free copies of the documents (when they become available) filed with the SEC by Horizon Medical Products by directing a request to: Horizon Medical Products, Inc., One Horizon Way, Manchester, Georgia 31816, Attn: Robert Wenzel.

RITA Medical Systems, Horizon Medical Products and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of RITA Medical Systems and Horizon Medical Products in favor of the merger. Information about the executive officers and directors of RITA Medical Systems and their ownership of RITA Medical Systems common stock is set forth in the RITA Medical Systems' Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Information about the executive officers and directors of Horizon Medical Products and their ownership of Horizon Medical Products common stock is set forth in the Horizon Medical Products' Form 10-K/A for the fiscal year ended December 31, 2003, which was filed with the SEC on April 29, 2004. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of RITA Medical Systems, Horizon Medical Products and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.



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About RITA Medical Systems, Inc.

RITA Medical Systems, Inc. develops, manufactures and markets innovative products for patients with solid cancerous or benign tumors. The proprietary RITA system uses radiofrequency energy to heat tissue to a high enough temperature to ablate it or cause cell death. While the Company's current focus is on liver cancer and metastatic bone cancer, the Company believes that its minimally invasive technology may in the future be applied to other types of tumors, including tumors of the lung, breast, uterus, prostate and kidney. The Company has received regulatory clearance in major markets worldwide, including the United States. In March 2000, RITA became the first radiofrequency ablation company to receive specific FDA clearance for unresectable liver lesions in addition to its previous general FDA clearance for the ablation of soft tissue. In October 2002, RITA again became the first company to receive specific FDA clearance, this time, for the palliation of pain associated with metastatic lesions involving bone. The Company has sold nearly 60,000 of its disposable devices throughout the world.

The statements in this news release related to the Company's expectations regarding closing of the proposed merger with Horizon Medical Products and the extension of its technology to applications beyond liver cancer and metastatic bone cancer are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Information regarding these risks is included in the Company's filings with the Securities and Exchange Commission.

For further information, please contact: investors, Jill Bertotti, jill@allencaron.com, or media, Len Hall, len@allencaron.com, both of Allen & Caron Inc, +1-949-474-4300, for RITA Medical Systems, Inc.; or Don Stewart, Chief Financial Officer, dstewart@ritamed.com, or Stephen Pedroff, VP Marketing Communications, spedroff@ritamed.com, both of RITA Medical Systems, Inc., +1-650-314-3400.

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Source: RITA Medical Systems, Inc.